UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

Commission file number 333-132621

MARINE PARK HOLDINGS, INC.
 (Exact name of small business issuer as specified in its charter)

Delaware	20-0197939
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

850 Third Avenue, Suite 1801, New York, NY 10022
(Address of principal executive offices)

(646) 218-1400
(Issuer's telephone number)

(Former name, former address and former fiscal year, If changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

1.  Previous Independent Registered Public Accounting Firm.

A. On February 21, 2007, Marine Park Holdings, Inc. (“Registrant”) dismissed its independent registered public accounting firm, Mantyla McReynolds, LLC (“Mantyla”).

B.  The reports of Mantyla on the financial statements of the Registrant for the fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C. The decision to change independent registered public accounting firms was approved by the members of the Board of Directors of the Registrant.

D. During the Registrant’s most recent fiscal year and the subsequent interim periods through February 21, 2007, there were no disagreements with Mantyla o on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused it to make reference thereto in its reports on the financial statements for such years.

E. The Registrant provided Mantyla with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as Exhibit 16.1 in an amendment to this Current Report on Form 8-K.

 2.  New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective February 21, 2007. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None
(b) Pro-Forma Financial Statements: None
(c) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Park Holdings, Inc. (Registrant)

Date: February 27, 2007	By:	/s/ David Stefansky
David Stefansky
Chief Executive Officer